UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2022

SPORTS ENTERTAINMENT ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39583	85-2324373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Golden Bear Plaza, 11760 US Highway, Suite W506 North Palm Beach, FL	33408
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 402-0741

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	SEAH.U	New York Stock Exchange LLC
Class A common stock included as part of the units	SEAH	New York Stock Exchange LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SEAH WS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The terms “the Company,” “we,” “our” or “SEAH” and similar or derivative terms in this Current Report on Form 8-K refer to Sports Entertainment Acquisition Corp., except where the context otherwise requires.

On January 26, 2022, SEAH held a special meeting of shareholders (the “Special Meeting”). At the Special Meeting, a total of 35,166,723 (62.52%) of the Company’s issued and outstanding shares of common stock held of record as of December 30, 2021, were present either in person or by proxy, which constituted a quorum. The shareholders voted on the following proposals at the Special Meeting, each of which was described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 13, 2022.

1.

Business Combination Proposal. To consider and vote upon a proposal to approve the business combination agreement, dated as of April 23, 2021 (the “Business Combination Agreement”), by and among SEAH, SGHC Limited, a non-cellular company limited by shares incorporated under the laws of the Island of Guernsey, Super Group (SGHC) Limited, a non-cellular company limited by shares incorporated under the laws of the Island of Guernsey, Super Group (SGHC) Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Super Group (SGHC) Limited, and Sports Entertainment Acquisition Holdings LLC, a Delaware limited liability company, and the transactions contemplated thereby, pursuant to which Super Group (SGHC) Merger Sub, Inc. will merge with and into SEAH, with SEAH surviving the merger as a wholly owned subsidiary of Super Group (SGHC) Limited. (such proposal, the “Business Combination Proposal”). The Business Combination Proposal was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
34,579,356	586,259	1,108

2.

Equity Incentive Plan Proposal. To consider and vote upon a proposal to approve the 2021 Equity Incentive Plan (such proposal, the “Equity Incentive Plan Proposal”). The Equity Incentive Plan Proposal was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
26,532,722	7,754,538	879,463

3.

Employee Stock Purchase Plan Proposal. To consider and vote upon a proposal to approve the 2021 Employee Stock Purchase Plan (such proposal, the “Employee Stock Purchase Plan Proposal”). The Employee Stock Purchase Plan Proposal was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
33,323,891	961,964	880,868

Item 8.01	Other Events

A total of 24,774,309 shares of Class A common stock of SEAH were presented for redemption in connection with the Special Meeting. As a result, there will be approximately $202.4 million remaining in the trust account following redemptions.

The Business Combination Agreement provides that the obligations of SGHC Limited, Super Group (SGHC) Limited and Super Group (SGHC) Merger Sub, Inc. to consummate the transactions contemplated by the Business Combination Agreement are conditioned on, among other things, a requirement that the amount of cash available in SEAH’s trust account following the Special Meeting, after deducting the amounts payable, if any, to public stockholders pursuant to the SEAH stockholder redemption right is equal to or greater than $300,000,000 (the “Minimum Available SEAH Cash Amount”). SGHC Limited, Super Group (SGHC) Limited and Super Group (SGHC) Merger Sub, Inc. have agreed to waive the failure to satisfy this Minimum Available SEAH Cash Amount condition.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated January 26, 2022

104	Cover page Interactive data file (embedded with in the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2022

SPORTS ENTERTAINMENT ACQUISITION CORP.

By:	/s/ Eric Grubman
Name:	Eric Grubman
Title:	Chief Financial Officer